Exhibit 99.1

For Immediate Release

Investor Contact:	Renie Shapiro
877-645-6464

Media Contact:	Erin Somers
410-953-2405

MAGELLAN HEALTH SERVICES PROVIDES 2009 FINANCIAL GUIDANCE

Expects to Generate Earnings per Share of $1.96 to $2.51,

Reflecting Impact of Share Repurchases to Date

AVON, Conn. — December 17, 2008 — Magellan Health Services, Inc. (Nasdaq:MGLN) today announced that, for fiscal year 2009, it expects to generate net revenue in the range of $2.5 billion to $2.6 billion; net income in the range of $73.4 million to $93.7 million; and segment profit in the range of $190 million to $210 million. These results are expected to yield earnings per share in the range of $1.96 to $2.51 on a diluted basis for fiscal 2009.

Management also said that, as part of the share repurchase program announced in July, it had purchased approximately 3.7 million shares at a total cost of approximately $132 million through yesterday’s close of business. The Company’s 2009 guidance and EPS projections reflect the impact of such purchases, but exclude the impact of potential future repurchases.

Cash flow from operations is expected to be in the range of $129 million to $178 million in 2009, with a net increase in cash, cash equivalents and unrestricted investments of $96 million to $157 million by the end of 2009, excluding the impact of any further share repurchases.

See the attached tables detailing the Company’s 2009 financial guidance.

René Lerer, M.D., president and chief executive officer, said, “As we discussed during our third quarter conference call, we anticipated lower 2009 segment profit than our 2008 guidance. We expect our results to be driven by strong performance in the radiology and specialty pharmacy arenas offset by previously announced contract losses, as well as margin compression in the commercial behavioral business. That said, we believe that 2009 presents excellent opportunities for growth on a number of fronts and we remain bullish on our prospects. As we also have discussed, segment profit from ICORE and NIA currently exceeds 20 percent of total segment profit, prior to corporate overhead. Clearly, our success in diversifying the Company’s earnings has laid a strong foundation for future performance and shareholder value.”

“There continues to be a strong market opportunity for radiology benefits management,” Lerer added. “The potential revenue and covered lives in the pipeline have increased materially over last year, with full-service risk-based prospects representing the majority of the opportunities we are pursuing. That said, the decision to outsource management of radiology is a complex one for health plans and thus the sales cycle is both challenging and lengthy. We are disappointed not to have closed a risk sale in 2008, but we are enthusiastic about market interest in our radiology product and have included new risk business revenue for this segment in our 2009 forecast.”

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“With regard to growth opportunities in other segments, we continue to see opportunity in ICORE’s traditional specialty pharmacy products. Our 2008 strategy to focus primarily on rebate management and associated distribution has generated growth for us and we will continue along this path in 2009. In addition, we are looking forward to taking our oncology management product to market in 2009. With rising costs and quality issues in oncology of growing concern to health care purchasers, we are confident that our investment in developing a market-leading oncology management capability will create value for our clients and their members and potentially lead to significant growth for Magellan in the future. Our program addresses the choice and cost of pharmaceutical agents, supports effective clinical care management and impacts administrative issues such as accuracy of claims processing. We believe this product represents a unique approach to managing a significant health care issue in a sensitive and clinically responsible manner.”

“On the behavioral side, although we have not built any significant new business revenue into our outlook, there remain opportunities in this space in both the commercial and public sector markets. We continue to quote new business to health plans and employers and are seeing RFP activity in the public sector,” Lerer added.

Jonathan N. Rubin, chief financial officer, said, “We are pleased with the progress we have made since announcing our share repurchase in July, having purchased approximately $132 million of the $200 million approved by the Board. We believe this effort has provided significant value to our shareholders while maintaining the flexibility to invest in reinforcing our platform for growth.”

Commenting on the Company’s approach to providing guidance, Rubin noted, “For 2009 and going forward, we have decided to provide formal financial guidance at the consolidated level only. While we have provided segment-level guidance in the past, we believe considering Magellan’s financial performance in the larger context of the enterprise, allows us to focus more effectively on the key drivers of our business overall. We fully intend, however, to disclose and discuss all material components of our guidance, providing good visibility for investors into each of our businesses, and will continue to provide both consolidated and segment-specific financial results each quarter.”

Conference Call

Management will discuss the Company’s 2009 financial guidance in a conference call to be held this morning at 9:00 a.m. Eastern time.  To participate in the conference call, interested parties should call 1-888-566-8408 and reference the passcode 2009 Guidance approximately 15 minutes before the start of the call. The conference call also will be available via a live Webcast at Magellan’s investor relations page at www.MagellanHealth.com.

A taped replay of the conference call will be available for one week following the call. The call-in numbers for the replay are 1-800-756-6991 and 1-203-369-3017 (from outside the U.S.).

Those who plan to access the call or Webcast are encouraged to read Magellan’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission on February 29, 2008, and subsequent Quarterly Reports on Form 10-Q, for material information regarding Magellan’s operational and financial results, including the section entitled “Risk Factors.”

About Magellan:  Headquartered in Avon, Conn., Magellan Health Services, Inc. (Nasdaq:MGLN) is a leading specialty health care management organization.  Its customers include health plans, corporations and government agencies.

Cautionary Statement:  This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended that involve a number of risks and uncertainties. All statements, other than statements of historical information provided herein, may be deemed to

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be forward-looking statements including, without limitation, statements regarding estimates of net revenue, segment profit, net income, earnings per share, cash flow, levels of cash, cash equivalents and unrestricted investments, margin compression, growth of the Company’s business and new business sales pipeline. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the Company’s customers to manage the health care services of their members directly; changes in rates paid to and/or by the Company by customers and/or providers; higher utilization of health care services by the Company’s risk members; delays, higher costs or inability to implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit information referred to herein may be considered a non-GAAP financial measure.  Further information regarding this measure, including the reasons management considers this information useful to investors, is included in the Company’s most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed with the SEC.

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Magellan Health Services, Inc. and Subsidiaries

Fiscal 2009 Forecast Guidance - Income Statement

(In millions, except per share amounts)

	Low	High

Net revenue	$2,475.0	$2,625.0

Cost and expenses:
Cost of care	1,675.0	1,790.0
Cost of goods sold	205.0	225.0
Direct service costs and other operating expenses (1)	434.5	425.5
Depreciation and amortization	43.5	39.5
Interest expense	3.0	1.0
Interest income	(9.0)	(13.0)
Income from continuing operations before income taxes	123.0	157.0
Provision for income taxes	49.6	63.3
Net income	$73.4	$93.7

Weighted average shares outstanding - diluted	37.4	37.4

EPS - diluted	$1.96	$2.51

(1) Includes stock compensation expense of $29.5 million and $25.5 million for low and high guidance, respectively.

Reconciliation of Segment Profit to Income from Continuing Operations Before Income Taxes:

Segment profit	$190.0	$210.0
Stock compensation expense	(29.5)	(25.5)
Depreciation and amortization	(43.5)	(39.5)
Interest expense	(3.0)	(1.0)
Interest income	9.0	13.0
Income from continuing operations before income taxes	$123.0	$157.0

Magellan Health Services, Inc. and Subsidiaries

Fiscal 2009 Forecast Guidance - Cash Flow

(In millions)

	Low	High

Cash flows from operating activities
Net income	$73.4	$93.7
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	43.5	39.5
Non-cash stock compensation expense	29.5	25.5
Non-cash income tax expense	19.6	36.3
Other net cash flows from changes in assets and liabilities	(37.0)	(17.0)
Net cash provided by operating activities	129.0	178.0

Cash flows from investing activities
Capital expenditures	(35.0)	(25.0)

Cash flows from financing activities
Payments on long-term debt and capital leases	(2.0)	(1.0)
Other	4.0	5.0
Net cash provided by financing activities	2.0	4.0

Net increase in cash, cash equivalents and unrestricted investments	$96.0	$157.0